EXHIBIT 99

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of the Priority Healthcare Corporation 401(k) Profit Sharing Plan (f/k/a Profit Sharing Plan of Priority Healthcare Corporation and Affiliates) (the “Plan”) on Form 11-K for the plan year ending December 31, 2002, as filed with the Securities and Exchange Commission on June 25, 2003 (the “Report”), each of the undersigned hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the net assets available for plan benefits and the changes in net assets available for plan benefits.

/s/ STEVEN D. COSLER
Steven D. Cosler President and Chief Executive Officer of Priority Healthcare Corporation June 25, 2003

/s/ STEPHEN M. SAFT
Stephen M. Saft Chief Financial Officer and Treasurer of Priority Healthcare Corporation June 25, 2003

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Plan and will be retained by the Plan and furnished to the Securities and Exchange Commission or its staff upon request.